Exhibit 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of June 28, 2004, by and between Quicklogic Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.                                       DESCRIPTION OF EXISTING OBLIGATIONS:  Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated June 20, 2003, as amended or modified from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Equipment Line in the original principal amount of Two Million One Hundred Sixty Seven Thousand Nine Hundred Twenty Five and 83/100 Dollars ($2,167,925.83) and a Committed Non-Formula Line and Committed Formula Line in the original principal amount not to exceed Eight Million Dollars ($8,000,000) in the aggregate. Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2.                                       DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in an Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”.  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                Modification(s) to Loan Agreement.

1.              Section 2.1.11 entitled “Equipment Advance 2” is hereby incorporated to read as follows:

(a)          Through June 28, 2005, (the “Equipment Availability End Date 2”), Bank will make advances (“Equipment Soft Cost Advance 2” and, collectively “Equipment Soft Cost Advances 2”) not to exceed $800,000 of the Committed Equipment Line 2.  The Equipment Soft Cost Advance 2 may only be used to finance software licenses, mask sets, foreign domiciled equipment, leasehold improvements and may include sale tax, freight discounts, warranty charges, shipping and installation expenses (“Soft Costs”).  Through the Equipment Availability End Date 2, Bank will make advances (“Equipment Hardware Advance 2” and, collectively, “Equipment Hardware Advances 2”; together with Equipment Soft Cost Advances 2 are referred to as “Equipment Advances 2”) not to exceed the Committed Equipment Line 2 (reduced by the amount of any Equipment Soft Cost Advance 2).  Equipment Hardware Advances 2 may only be used to finance eligible Equipment and shall exclude Soft Costs.  Equipment Hardware Advance 2 and Equipment Soft Cost 2 shall be limited to equipment purchased within 90 days of the date of the requested Equipment Advances 2 and may not exceed 100% of the equipment invoice.  Each Equipment Advance 2 must be greater than $50,000 and is limited to one Equipment Advance 2 per month.

(b)         Each (a) Equipment Soft Cost Advance 2 shall amortize immediately and be payable in 30 equal monthly installments of principal plus accrued interest and

(b) Equipment Hard Cost Advance 2 shall amortize immediately and be payable in 36 equal monthly installments of principal plus accrued interest beginning 30 days following the date of each Equipment Advance 2 and continuing on the same day of each month thereafter.  The final regular payment on the applicable Equipment Advance 2 Maturity Date shall include all outstanding principal and all accrued unpaid interest.  Equipment Advances 2 when repaid may not be reborrowed.

(c)   To obtain an Equipment Advance 2, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 1 Business Day before the day on which the Equipment Advance 2 is to be made.  The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

2.              Sub letter (a) (v) under Section 2.3 entitled “Interest Rate, Payments” is hereby incorporated to read as follows:

(v)            Equipment Advances 2 accrue interest on the outstanding principal balance at a per annum rate equal to the greater of (a) 2.00 percentage points above the Prime Rate or (b) 6.00%.

3.              Sub letter (b) under Section 2.3 entitled “Interest Rate, Payments” is hereby amended in part to provide that interest due on the Committed Formula Revolving Line and the Committed Non-Formula Revolving Line is payable on the 27th of each month.

4.              Sub letter (a) under Section 6.8 entitled “Intellectual Property” is hereby deleted in its entirety and replaced with “Intentionally Omitted”.

5.              The defined term “Collateral” under Section 13.1 entitled “Definitions” is hereby amended in part to provide that Exhibit “A” is hereby replaced with the new Exhibit “A” attached hereto and made a part hereof.

6.              The following defined terms under Section 13.1 entitled “Definitions” are hereby amended and/or incorporated to read as follows:

“Committed Equipment Line 2” is a Credit Extension of up to $2,000,000.

“Committed Non-Formula Revolving Line”is Non-Formula Advances of up to $4,000,000.  At no time shall the sum of the following exceed $8,000,000: (i) Committed Formula Revolving Line plus (ii) Committed Non-Formula Revolving Line.

“Credit Extension” is each Advance, Equipment Advance, Equipment Advance 2, Letter of Credit, Exchange Contract, Term Loan A, Term Loan B, Term Loan C and Term Loan D, or any other extension of credit by Bank for Borrower’s benefit.

“Equipment Advance 2 Maturity Date” a date which is 30 months from each Equipment Soft Cost Advance 2, however no longer than December 28, 2007 and 36 months from each Equipment Hard Cost Advance 2, however no longer than June 28, 2008.

“Equipment Advances 2” is defined under Section 2.1.11.

“Equipment Availability End Date 2” is defined under Section 2.1.11.

“Prime Rate” is Bank’s most recently announced “prime rate” even if it is not Bank’s lowest rate but for purposes of this Agreement the Prime Rate will never be less than 4.00%.

“Revolving Maturity Date” is June 27, 2005.

7.              Sub letter (c)(i) under the defined term “Permitted Liens” under Section 13.1 entitled “Definitions” is hereby amended to read as follows:

(i) on Equipment or Software acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment (including Liens arising in connection with capital leases), or

8.              Sub letters (e) and (j) under the defined term “Permitted Liens” under Section 13.1 entitled “Definitions are hereby amended to read as follows:

(e)  Leases or subleases granted in the ordinary course of Borrower’s business, including in connection with Borrower’s leased premises or leased property and capital leases of Equipment or Software;

(j)  Liens on insurance proceeds securing the payment of financed insurance premiums;

9.              Sub letter (k) under the defined term “Permitted Liens” is hereby incorporated to read as follows:

(k)  Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

4.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.                                       NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6.                                       PAYMENT OF LOAN FEE.  Borrower shall pay Bank fees in the amount Forty Thousand Dollars ($40,000) (the “Revolving Line Renewal Fee”) and Ten Thousand Dollars ($10,000) (the “Equipment Fee”) plus all out-of-pocket expenses.

7.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.  The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8.                                       CONDITIONS.  The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Revolving Line Renewal Fee and the Equipment Fee.

This Loan Modification Agreement is effective as of the date first written above.

BORROWER:		BANK:

QUICKLOGIC, INC.		SILICON VALLEY BANK

By:	/s/ Carl M. Mills	By:	/s/ Anders S. Vestergaard
Name:	Carl M. Mills	Name:	Anders S. Vestergaard
Title:	VP Finance & CFO	Title:	Vice-President

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

Notwithstanding the foregoing, the Collateral shall not include any of the following created, modified or amended (to the extent of the modification or amendment), acquired or obtained on or after June 28, 2004: Any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

Borrower and Bank are parties to that certain Negative Pledge Agreement, whereby Borrower, in connection with Bank’s loan or loans to Borrower, has agreed, among other things, not to sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the assets described in the Negative Pledge Agreement, except as otherwise permitted, without Bank’s prior written consent.

NEGATIVE PLEDGE AGREEMENT

This Negative Pledge Agreement is made as of June 28, 2004 by and between Quicklogic, Inc. (“Borrower”) and Silicon Valley Bank (“Bank”).

In connection with, among other documents, the Loan and Security Agreement (the “Loan Documents”) between Borrower and Bank, Borrower agrees as follows:

1.                                       Except as permitted in the Amended and Restated Loan Agreement dated as of June 20, 2003 entered into between Borrower and Bank, as amended, restated or modified from time to time, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower’s intellectual property, including, without limitation, the following:

a.                                       Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

b.                                      All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

c.                                       Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

d.                                      Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

e.                                       All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

f.                                         Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks;

g.                                      Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

h.                                      All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

i.                                          All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

j.                                          All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

2.                                       It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

3.                                       Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

BORROWER:

QUICKLOGIC, INC.

By:	/s/ Carl M. Mills
Name:	Carl M. Mills
Title:	VP-Finance & CFO

BANK:

SILICON VALLEY BANK

By:	/s/ Anders S. Vestergaard
Name:	Anders S. Vestergaard
Title:	Vice-President